AMENDMENT NO. 1 TO
STOCK ESCROW AGREEMENT

This AMENDMENT NO. 1 TO STOCK ESCROW AGREEMENT (this “Amendment No. 1”) is entered into as of _________ __, 2010 by and among GSME ACQUISITION PARTNERS I (the “Company”), MCK CAPITAL CO., LIMITED, ELI D. SCHER and LAWRENCE S. WIZEL (collectively the “Initial Shareholders”), COHEN & COMPANY SECURITIES, LLC (“Cohen & Company”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Escrow Agent”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Escrow Agreement (as defined below).

WHEREAS, the Company, the Initial Shareholders and the Escrow Agent entered into that certain Stock Escrow Agreement dated as of November 19, 2009 (the “Escrow Agreement”) providing for the Escrow Agent to hold the Escrow Shares in escrow and disburse them as provided for in the Escrow Agreement;

WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Reorganization, as amended (the “Merger Agreement”), with GSME Acquisition Partners I Sub Limited, Plastec International Holdings Limited (“Plastec”), Sun Yip Industrial Company Limited (BVI), Tiger Power Industries Limited (BVI), Expert Rank Limited (BVI), Fine Colour Limited (BVI), Cathay Plastic Limited (BVI), Greatest Sino Holdings Limited (BVI), Colourful Asia International Limited (BVI) and Top Universe Management Limited (BVI) pursuant to which Plastec will become a wholly-owned subsidiary of the Company;

WHEREAS, the Initial Shareholders have agreed to place additional restrictions on the release of the Escrow Shares from escrow in connection with the consummation of the transactions contemplated by the Merger Agreement;

WHEREAS, the Initial Shareholders hold an aggregate of 3,600,000 warrants of GSME and have agreed to deposit [______]1 warrants of GSME (“Insider Warrants”) in escrow as hereinafter provided and as set forth opposite their respective names in Schedule 1 attached hereto;

WHEREAS, the parties wish to amend certain terms and provisions of the Escrow Agreement in order to effectuate the foregoing; and

1 The number of insider warrants to be held in escrow will be equal to the product of (a) 3,600,000 multiplied by a fraction, the numerator of which is the number of insider warrants held by each Initial Shareholder, and the denominator of which is the total number of insider warrants, multiplied by (b) a fraction, the numerator of which is the Target Amount (defined below), and the denominator of which is $30,000,000.

WHEREAS, pursuant to Section 6.2 of the Escrow Agreement, such agreement may not be modified or changed without the consent of Cohen & Company.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Section 2 is hereby deleted in its entirety and replaced with the following:

“2.          Deposit of Escrow Shares and Insider Warrants.  Each of the Initial Shareholders has delivered to the Escrow Agent certificates representing his respective Escrow Shares and Insider Warrants, to be held and disbursed subject to the terms and conditions of this Agreement.”

2.            Section 3 is hereby deleted in its entirety and replaced with the following:

“3.          Disbursement of the Escrow Shares and Insider Warrants.

3.1           The Escrow Agent shall hold the Escrow Shares as follows (collectively, the “Escrow Period”): (i) with respect to 20% of the Escrow Shares, until the consummation of the Company’s Business Combination (as such term is defined in the Registration Statement), (ii) with respect to 20% of the Escrow Shares, until the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iii) with respect to 20% of the Escrow Shares, until the closing price of the Ordinary Shares exceeds $14.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination, (iv) with respect to 20% of the Escrow Shares, until the closing price of the Ordinary Shares exceeds $16.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and (v) with respect to 20% of the Escrow Shares, until the closing price of the Ordinary Shares exceeds $20.00 for any 20 trading days within a 30-trading day period following the consummation of a Business Combination.

3.2           The Initial Shareholders also agree that if the Company’s trust fund established in connection with the Company’s initial public offering (“Trust Fund”) contains less than $30,000,000 after taking into account all payments to the Company’s shareholders who elect to have their shares converted to cash in accordance with the provisions of the Company’s charter documents and any disbursements made pursuant to Section 6.18 of the Merger Agreement (collectively, the “Permitted Payments”), as applied to each Initial Shareholder, a number of Escrow Shares held for the benefit of such Initial Shareholder determined by multiplying (a) the product of 1,200,000, multiplied by a fraction, the numerator of which is the number of Escrow Shares held by such Initial Shareholder, and the denominator of which is the total number of Escrow Shares held by all of the Initial Shareholders, by (b) a fraction, the numerator of which is the difference between $30,000,000 and the amount held in the Trust Fund at the closing of the Business Combination after taking into account all Permitted Payments (the “Target Amount”), and the denominator of which is $30,000,000, will be subject to the following additional restrictions which shall apply notwithstanding the price target requirements referred to in Section 3.1 above being satisfied (the Escrow Shares that are subject to such additional restrictions are hereinafter referred to as “Financing Shares”):

(a)           If the Company does not raise any portion of the Target Amount on or before December __, 2011 [12 months from the date hereof] (the “Required Financing Date”) in any equity financing approved in accordance with Section 6.27 of the Merger Agreement (which, for the avoidance of doubt, shall exclude any proceeds from exercises of the Company’s outstanding warrants) (an “Equity Financing”), all of the Financing Shares will be repurchased and cancelled by the Company, at an aggregate cost to the Company of no more than $0.01, at the close of business on the Required Financing Date, even if the price targets referred to in Section 3.1 have been satisfied.

(b)           If the Company raises the full Target Amount in an Equity Financing on or before the Required Financing Date, all of the Financing Shares will be free of the additional restriction set forth in Section 3.2(a) and will continue to be held in escrow until the applicable requirements of Section 3.1 above have been met (or if already met, released to the Initial Shareholders ratably in accordance with Section 3.5 below, but in no event earlier than the date the Equity Financing mentioned above is consummated).

(c)           If, in any Equity Financing on or before the Required Financing Date, the Company raises only a portion of the Target Amount, a number of Financing Shares determined by multiplying (i) the total number of Financing Shares placed in escrow on the date hereof by (ii) a fraction, the numerator of which is the dollar amount of the Target Amount raised in such Equity Financing and the denominator of which is the Target Amount, will be free of the additional restriction set forth in Section 3.2(a) and will continue to be held in escrow until the applicable requirements of Section 3.1 above have been met (or if already met, released to the Initial Shareholders ratably in accordance with Section 3.5 below, but in no event earlier than the date such Equity Financing is consummated) and any Financing Shares that remain as of the close of business on the Required Financing Date will be repurchased and cancelled by the Company as provided in Section 3.2(a) above.

(d)           Any Financing Shares required to be repurchased and cancelled pursuant to this Section 3.2 shall be satisfied in descending order first by the shares referred to in Section 3.1(v) above, failing which then Section 3.1(iv) above, failing which then Section 3.1(iii) above, failing which then Section 3.1(ii) above and failing which finally Section 3.1(i) above.

3.3          The Initial Shareholders agree that the Insider Warrants held in escrow pursuant to this Agreement will be subject to the following restrictions:

(a)           If the Company does not raise any portion of the Target Amount in an Equity Financing on or before the Required Financing Date, all of the Insider Warrants will be repurchased and cancelled by the Company, at an aggregate cost to the Company of no more than $0.01, at the close of business on the Required Financing Date.

(b)           If the Company raises the full Target Amount in an Equity Financing on or before the Required Financing Date, all of the Insider Warrants will be free of the restriction set forth in Section 3.3(a) and will be released to the Initial Shareholders ratably in accordance with Section 3.5 below, but in no event earlier than the date the Equity Financing mentioned above is consummated.

(c)           If, in any Equity Financing on or before the Required Financing Date, the Company raises only a portion of the Target Amount, a number of Insider Warrants determined by multiplying (i) the total number of Insider Warrants placed in escrow on the date hereof by (ii) a fraction, the numerator of which is the dollar amount of the Target Amount raised in such Equity Financing and the denominator of which is the Target Amount, will be free of the restriction set forth in Section 3.3(a) and will be released to the Initial Shareholders ratably in accordance with Section 3.5 below, but in no event earlier than the date such Equity Financing is consummated) and any Insider Warrants that remain as of the close of business on the Required Financing Date will be repurchased and cancelled by the Company as provided in Section 3.3(a) above.

3.4           If, after the Company consummates its Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their Ordinary Shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chairman of the Board, President or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated, release the Escrow Shares and Insider Warrants to the Initial Shareholders.

3.5           On each date that Escrow Shares or Insider Warrants, as applicable, are to be released, upon written instructions from the Company and each Initial Shareholder, the Escrow Agent shall disburse such amount of each Initial Shareholder’s Escrow Shares (and any applicable stock power) and Insider Warrants, as applicable, to such Initial Shareholder.

3.6           The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares and Insider Warrants in accordance with this Section 3.”

3.            Section 5.2 is hereby deleted in its entirety and replaced with the following:

“5.2         Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares and Insider Warrants held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or Insider Warrants or it may deposit the Escrow Shares or Insider Warrants with the clerk of any appropriate court or it may retain the Escrow Shares or Insider Warrants pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares or Insider Warrants are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.”

4.            Section 5.5 is hereby deleted in its entirety and replaced with the following:

“5.5         Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares and/or Insider Warrants held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares and/or Insider Warrants with any court it reasonably deems appropriate.”

5.            Section 6.7 is hereby deleted in its entirety.

6.            Except as specifically provided in this Amendment No. 1, no provision of the Escrow Agreement is modified, changed, waived, discharged or otherwise terminated and the Escrow Agreement shall continue to be in full force and effect.  This Amendment No. 1 constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  This Amendment No. 1 may be executed and delivered (including by facsimile) in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

GSME ACQUISITION PARTNERS I

By:
Name:
Title:

INITIAL SHAREHOLDERS:

MCK Capital Co., Limited

By:
Jing Dong Gao

Eli D. Scher

Lawrence S. Wizel

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:
Name:
Title:

COHEN & COMPANY SECURITIES, LLC

By:
Name:
Title: